Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Logitech International S.A.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100854, No. 333-140429, No. 333-157038, No. 333-163933, No. 333-167143, No. 333-180725, No. 333-180726, No. 333-184583 and No. 333-192728) of Logitech International S.A. and subsidiaries (Logitech) of our report dated May 23, 2016, with respect to the consolidated balance sheets of Logitech as of March 31, 2016 and 2015, the related consolidated statement of operations, comprehensive income (loss), changes in shareholder's equity, and cash flows for each of the years in the two-year period ended March 31, 2016 and the related financial statement schedule, the retrospective adjustments applied to the 2014 consolidated financial statements to reflect the discontinued operations described in Note 3 to the consolidated financial statements and the effectiveness of internal control over financial reporting as of March 31, 2016, which report appears in the March 31, 2016 annual report on Form 10-K of Logitech.

/s/ KPMG LLP
Santa Clara, California
May 23, 2016